                                                               [Abraham Lincoln]

                                                                    [XX-0123456]

                   Lincoln Life & Annuity Company of New York
                                (A Stock Company)

      Home Office: 120 Madison Street, Suite 1860, Syracuse, New York 13202 Servicing Office: 1300 South Clinton Street, P.O. Box 2348, Fort Wayne,
                               Indiana 46801-2348

                                ANNUITY CONTRACT

         Individual Flexible Purchase Payment Deferred Variable Annuity
                          and/or Fixed Annuity Contract
                          With Annuity Payment Options
                                Nonparticipating

Lincoln Life & Annuity Company of New York (LNY) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNY. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Servicing Office of LNY.

NOTICE OF RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no Contingent Deferred Sales Charge will be deducted) by delivering or mailing it to the representative through whom it was purchased or to the Servicing Office of LNY. When the Contract is received at the Servicing Office, LNY will return the Contract Value plus an amount to reflect any deducted daily charges (daily charges are described in Section 3.04) as of the date of cancellation where permitted by law.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE. THE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE ARTICLE 3 AND
ARTICLE 8). WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 1.40%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS: 4.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR 5.40% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR 6.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

Signed for Lincoln Life & Annuity Company of New York at its Home Office in Syracuse, New York.

/s/Lorry J. Stensrud
----------------------------
Lorry J. Stensrud, President

                                Table of Contents


Article                                                               Page

     1   Definitions                                                    4

     2   Purchase Payments                                              7

     3   Variable Account                                               8

     4   DCA Fixed Account                                             10

     5   Fixed Account                                                 11

     6   Transfers, Withdrawals and Surrenders                         14

     7   Death Benefits                                                16

     8   Annuity Payment Options                                       18

     9   Beneficiary                                                   22

     10  Suspension or Deferral of Payments                            23

     11  General Provisions                                            24

     12  Annuity Purchase Rates Under A Variable Annuity Payment       27

     13  Annuity Purchase Rates Under A Fixed Annuity Payment          30

     14  Additional Services                                           31

     15  Guaranteed Accumulated Values and Surrender Values
              For Fixed Allocations                                    32

                  CONTRACT SPECIFICATIONS

Contract Number:                      [XX-0123456]

Annuitant:                            [Abraham Lincoln]

Age at Issue:                         [35]

Contract Date:                        [May 1, 2001]

Initial Purchase Payment:             [$150,000]

Maturity Date:                        [May 1, 2056]

Owner(s):                             [Abraham Lincoln]
                                      [Mary Lincoln]

Beneficiary Designation:              [Refer to the Client Information Profile]

Death Benefit on Contract Date:       [Guarantee of Principal Death Benefit]


PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

     Minimum Subsequent Purchase Payment Transmitted Electronically: $25

     Minimum Subsequent Purchase Payment Transmitted Other Than
     Electronically:$100

     Minimum Allocation to Any One Variable Subaccount: $20

     Minimum Allocation To Any Fixed Account: $300

     Minimum Allocation To The DCA Fixed Account: $1,500


VARIABLE ACCOUNT:

     The Variable Account for this Contract is the "Lincoln New York Separate Account H for Variable Annuities". There are currently [11] Variable Subaccounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Variable Subaccounts, subject to limitations. The amounts allocated to each Variable Subaccount will be invested in net asset value in the shares of one of the Funds. The Variable Subaccounts are:

     [Growth Fund]
     [International Fund]
     [Global Growth Fund]
     [Growth-Income Fund]
     [Asset Allocation Fund]
     [High-Yield Bond Fund]
     [Bond Fund]
     [U.S. Government/AAA-Rated Securities Fund]
     [Cash Management Fund]
     [Global Small Capitalization Fund]
     [New World Fund]

     See Section 3.01 for provisions governing any limitations, substitution or elimination of Funds.

Form FVCD-NY-AL3L1                    3.1

FIXED ACCOUNT:

    Minimum Guaranteed Interest Rate: 3.00%


DCA FIXED ACCOUNT:

    INITIAL GUARANTEED PERIOD / INTEREST RATE: [6 MONTHS] / [3.00%] INITIAL GUARANTEED PERIOD / INTEREST RATE: [12 MONTHS] / [3.00%]


VARIABLE ACCOUNT REQUIREMENTS:

    MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

    We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentages shown. If on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

        Death Benefit Option(s):                         Charges:

        - Guarantee of Principal Death Benefit            1.60%
        - Enhanced Guaranteed Minimum Death Benefit       1.70%

    After the Contract Date, the Owner (or a spouse who continues the Contract as the Owner) may change at any time to a Death Benefit Option with a lower charge than the Death Benefit Option is effect, but may never change to a Death Benefit Option with a higher charge (see the Death Benefit Option charges above). If the Death Benefit Option is changed after the Contract Date, the change will be effective as of the Valuation Date the Notice to change the Death Benefit option is received.

    MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 1.40%

    The daily charge will not exceed the percentage shown.

PERSISTENCY CREDIT:

    The amount of the Persistency Credit is calculated by multiplying the Contract Value, less any Purchase Payments that have not been invested in this Contract for a minimum of 7 years, by the quarterly Persistency Credit percentage of 0.075%. The amount of any Persistency Credit will never be less than zero.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

    Transfers cannot be made during the first 30 days.

    LNY reserves the right to require a 30 day minimum time period between each transfer.

    Maximum Number of Transfers: 12 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these twelve (12) transfers. Transfers in excess of 12 per Contract Year must be authorized by LNY. LNY reserves the right to impose a fee for any transfer in excess of 12 per Contract Year. This fee will not exceed $25.

    Variable Account:

        Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount.

        Minimum Transfer Amount To a Variable Subaccount: $300

Form FVDD-NY-AL3L1                    3.2

     Fixed Account:

         Minimum Single Transfer To A Fixed Subaccount: $2,000

         Minimum Single Transfer To The DCA Fixed Account: $2,000

         Minimum Single Transfer Amount From Any Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the Fixed
         Subaccount.

         Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

         Maximum Percentage Available For Transfer A Single Fixed Account in Any Contract Year: The sum of the percentages transferred from the Fixed Account in any Contract Year, where the percentages are based upon the value of the Fixed Account at the time of the current withdrawal, will be limited to 25% of the value of the Fixed Account.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300

     Contingent Deferred Sales Charge (CDSC): Withdrawals and/or Surrenders will be subject to the CDSC. The CDSC is calculated separately for each Purchase Payment to which a charge applies. However the Owner may withdraw up to the Free Withdrawal Amount during a Contract Year without incurring a CDSC. The remaining value will be subject to the CDSC.

     CDSC applies as follows:

          Number of Contract Anniversaries        CDSC as a percentage of the
            Since a Purchase Payment was           surrendered or withdrawn
                     Invested                          Purchase Payment
                     --------                          ----------------
                      None                                  6.0%
                     At Least 1                             5.0%
                     At Least 2                             4.0%
                     At Least 3                             3.0%
                     At Least 4                             0.0%

     Waiver Of Contingent Deferred Sales Charge CDSC: The withdrawal of a portion of the Contract Value or the surrender of this Contract, prior to the Annuity Commencement Date may be subject to a CDSC, except that such charges do not apply to the following:

         a.   Each withdrawal of the Free Withdrawal Amount.

         b. A surrender or withdrawal as a result of the "permanent and total disability" of the Owner. "Permanent and total disability" is disability that prevents the owner from engaging in any occupation for remuneration or profit and which has existed continuously for a period of 12 months and begins prior to the 65th birthday of the disabled Owner, provided that written proof of total disability is sent to LNY at its Servicing Office.

         c. A surrender or withdrawal as a result of the diagnosis of a terminal illness of the Owner. Diagnosis of the terminal illness must be subsequent to the Contract Date and result in a life expectancy of less than 12 months, as determined by a qualified professional medical practitioner.
         d. A surrender or withdrawal as a result of the admittance of the Owner into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date and continue for 90 consecutive days prior to the surrender or withdrawal.

         e. A surrender or withdrawal as a result of the death of the Owner or Annuitant.

         f.   The annuitization of the Contract.

Form FVCD-NY-AL3L1                    3.3

     If a non-natural person is the Owner of the Contract, the Annuitant or Joint Annuitant will be considered the Owner of the Contract for purposes of this provision.

     Free Withdrawal Amount: The Free Withdrawal Amount is the greater of:

         a. 10% of the Contract Value, where the percentages are based upon the Contract Value at the time of the current withdrawal, to the extent that the sum of the percentages of the Contract Value withdrawn does not exceed this 10% maximum; or

         b. 10% of the total Purchase Payments, where the percentages are based upon the total Purchase Payments to the Contract at the time of the current withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn does not exceed 10% maximum.

     The Free Withdrawal Amount does not apply to a surrender of this Contract.

     For purposes of calculating the CDSC on withdrawals, LNY assumes that:

         a. The Free Withdrawal Amount will be withdrawn from Purchase Payments on a "first in-first out" (FIFO) basis.

         b. Prior to the seventh anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:
              1.  from Purchase Payments (FIFO) until exhausted; then
              2.  from Earnings until exhausted.

         c. On or after the seventh anniversary of the Contract Date, any amount withdrawn above the Free Withdrawal Amount during the Contract Year will be withdrawn in the following order:
              1. from Purchase Payments (FIFO) to which a CDSC no longer applies until exhausted; then
              2.  from Earnings until exhausted; then
              3. from Purchase Payments (FIFO) to which a CDSC still applies until exhausted.


DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Enhanced Guaranteed Minimum Death Benefit will be the Death Benefit effective as of the Contract Date.

ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:

         For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 2.75%

     Assumed Investment Rate for the Variable Annuity Payment:
     Between 3.0% - 5.0%

     WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 1.40%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS:

     4.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR


Form FVCD-NY-AL3L1                    3.4

     5.40% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR
     6.40% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

Form FVCD-NY-AL3L1                    3.5

                                    ARTICLE 1
                                   DEFINITIONS

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Subaccount prior to the Annuity Commencement Date.

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity payments made after the Annuity Commencement Date will be based.

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the annuity payment option selected.

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity payment. Subsequent annuity payments will be due on the same day of the month as the first annuity payment, at the applicable frequency. Annuity payments cannot commence within 12 months of the Contract Date.

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a Variable Annuity Payment.

BENEFICIARY -- The person or persons or entity designated by the Owner to receive the Death Benefit, if any.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

CONTINGENT DEFERRED SALES CHARGE (CDSC) -- Charges assessed on a surrender of the Contract or a partial withdrawal from the Contract, calculated according to the Contract provisions.

CONTRACT -- The agreement between LNY and the Owner, in which LNY provides an annuity as described on the front page of this Contract.

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Specifications.

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Account and any Fixed Account attributable to this Contract on a given Valuation Date.

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Specifications and starting with each Contract Date anniversary thereafter.

DCA FIXED ACCOUNT - A portion of this Contract established by LNY to accept Purchase Payments or transfers of Contract Value that may only be used for the Dollar Cost Averaging program. Funds in the DCA Fixed Account are invested in the General Account of LNY.

DEATH BENEFIT -- The amount payable upon death of an Owner or an Annuitant.

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Subaccounts and any Fixed Account available under the Contract. The periodic installments will be over any DCA period made available by LNY and selected by the Owner. A designated DCA holding account may be the DCA Fixed Account and/or designated Variable Subaccount.

EARNINGS -- The excess of the Contract Value over the Purchase Payments which have not yet been withdrawn from this Contract.

FIXED ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNY on or after the Annuity Commencement Date which LNY guarantees as to the dollar amount. Fixed annuity payments are made out of the General Account.

FIXED ACCOUNT - - The fixed portion of the Contract that is invested in the General Account of LNY.

FUND -- Any of the underlying investment options available in the Variable Account.

GENERAL ACCOUNT -- An account consisting of all assets owned by LNY other than those assets in segregated investment accounts.

HOME OFFICE -- The principal office of LNY located at 120 Madison Street, Suite 1860, Syracuse, New York 13202, or an institution designated by LNY.

LNY -- Lincoln Life & Annuity Company of New York.

MATURITY DATE - The date by which an election to receive payments under an Annuity Payment Option must be made. The Maturity Date is the later of the Annuitant's 90th birthday or 10 years from the Contract Date. The Maturity Date is shown on the Contract Specifications.

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day.

NOTICE -- Any form of communication providing information as required by LNY, either in signed writing or another manner, that LNY approves in advance. All Notices must be received by LNY in the Servicing Office and must include all required information necessary to process the request. To be effective for any Valuation Date, a Notice must be received in good order prior to the end of that Valuation Date.

OWNER -- The one person, two persons or entity who exercises rights of ownership under this Contract. If two persons are named as Owner, all references to Owner means joint Owner.

PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner.

QUALIFIED CONTRACT -- A contract that is used as a funding vehicle for a retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other contracts are considered Non-qualified contracts.

SERVICING OFFICE - - The office where servicing of this Contract takes place, located at 1300 South Clinton Street, P.O. Box 2348, Fort Wayne, Indiana, 46801-2348, or an institution designated by LNY.

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- The segregated investment account into which LNY sets aside and invests the assets allocated to the Variable Subaccount(s) made available by LNY and selected by the Owner. The Variable Account for this Contract is shown on the Contract Data page.

VARIABLE ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNY on or after the Annuity Commencement Date which vary in amount with the investment experience of each applicable Variable Subaccount.

VARIABLE SUBACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Subaccount for each particular Fund.

                                    ARTICLE 2
                                PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LNY at its Servicing Office.


2.02 AMOUNT AND FREQUENCY

LNY reserves the right to limit future Purchase Payments into this Contract. The minimum subsequent Purchase Payments are shown on the Contract Specifications.

Purchase Payments may be made until the earliest of: the Annuity Commencement Date, death of the Owner, or surrender of the Contract. In the event that Purchase Payments are discontinued by the Owner, this Contract will continue and Purchase Payments may be resumed at any time prior to the earlier of: the Annuity Commencement Date, death of the Owner, or surrender of this Contract.


2.03 DOLLAR COST AVERAGING

All or part of a Purchase Payment may be allocated to the DCA Fixed Account or any other subaccount made available for the purpose of Dollar Cost Averaging. Any amount so allocated will be transferred from the subaccount used for Dollar Cost Averaging to the designated Variable Subaccount in regular installments over a period chosen by the Owner. Transfers will occur at the same interval until the end of the chosen period or, if sooner, until the account value in the subaccount used for Dollar Cost Averaging has been exhausted.

                                    ARTICLE 3
                                VARIABLE ACCOUNT

3.01 THE VARIABLE ACCOUNT

Purchase Payments under the Contract may be allocated to the Variable Account of the Contract. The Variable Account, which is designated on the Contract Specifications, is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. Income, gains and losses (whether or not realized) from the assets allocated to the Variable Account shall be credited to or charged against the Variable Account without regard to other income, gains or losses of LNY. The Variable Account will not be charged with the liabilities arising from any other part of LNY's business.

Subject to any required regulatory approvals, LNY reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in the judgment of LNY, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNY may close any Variable Subaccount to new Purchase Payments, transfers of Contract Value or both. LNY may add new Variable Subaccounts in which the assets of the Variable Account may be invested. LNY will give the Owner written notice of the elimination and substitution of any Fund as required by law after such substitution occurs.

3.02 ALLOCATION OF PURCHASE PAYMENTS TO A VARIABLE SUBACCOUNT

The Owner may allocate Purchase Payments to any of the available Variable Subaccounts in accordance with the restrictions on the Contract Specifications.

A Notice must be given to LNY if the Owner elects to allocate any Purchase Payment to a new Variable Subaccount not previously selected.

Purchase Payments allocated to each Variable Subaccount will be invested at Net Asset Value Per Share of one of the Funds. Following receipt of a Purchase Payment, LNY will use each Purchase Payment to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner.

3.03 VALUATION OF THE VARIABLE ACCOUNT

The value of the Variable Account, at any time prior to the Annuity Commencement Date, is equal to the sum of the values allocated to the Variable Subaccounts. The value of a Variable Subaccount, at any time prior to the Annuity Commencement Date, is equal to the Accumulation Units credited to a Variable Subaccount multiplied by the value of the Accumulation Unit for the respective Variable Subaccount.

Accumulation Units are used to value all amounts allocated to or withdrawn from a Variable Subaccount as a result of Purchase Payments, transfers, withdrawals, or fees and charges. Accumulation Units for each Variable Subaccount are valued separately. The value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. The number of Accumulation Units is determined by dividing the amount allocated to or withdrawn from a Variable Subaccount by the dollar value of one Accumulation Unit of the Variable Subaccount as of the Valuation Date the transaction becomes effective. The number of Accumulation Units held for an Owner in a Variable Subaccount will not be changed by any change in the dollar value of Accumulation Units in the Variable Subaccount.

The value of an Accumulation Unit was arbitrarily established at the inception of the Variable Subaccount. The Accumulation Unit value for a Variable Subaccount for any later Valuation Period is determined as follows:

     a. the total value of Fund shares held in the Variable Subaccount is calculated by multiplying the number of Fund shares owned by the Variable Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

     b. the liabilities of the Variable Subaccount at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Subaccount (see Section 3.04) and may include a charge or credit with

     b. respect to any taxes paid or reserved for by LNY that LNY determines is a result of the operation of the Variable Account); the result divided by

     c. the outstanding number of Accumulation Units in the Variable Subaccount at the beginning of the Valuation Period.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNY will not adversely affect the dollar value of benefits.

3.04 MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE

LNY will deduct a Mortality and Expense Risk and Administrative charge (daily charge) from the Variable Account as shown on the Contract Specifications.

3.05 CHANGE IN OPERATION

LNY reserves the right to transfer assets of the Variable Account to another account, and to modify the structure or operation of the Variable Account, subject to obtaining any necessary regulatory approvals. LNY guarantees that such modification will not affect the Contract Value.

                                    ARTICLE 4
                                DCA FIXED ACCOUNT

4.01 ALLOCATION OF PURCHASE PAYMENTS INTO THE DCA FIXED ACCOUNT

Any Purchase Payment paid into this Contract may be allocated to the DCA Fixed Account of the Contract. The Owner may allocate Purchase Payments to the DCA Fixed Account subject to the following limitations:

     a. The minimum amount that may be allocated to the DCA Fixed Account is shown on the Contract Specifications.
     b. If the Owner elects to allocate any Purchase Payment to the DCA Fixed Account and the DCA Fixed Account was not previously selected, the Owner must first provide LNY with Notice of allocation.

Any amount so allocated will be transferred from the DCA Fixed Account to the designated Variable Subaccount or any Fixed Account available in the Contract in regular installments over a period chosen by the Owner. Transfers will occur at the same interval until the end of the chosen period or, if sooner, until the account value in the DCA Fixed Account has been exhausted.

4.02 CREDITING OF INTEREST ON DCA FIXED ACOUNT

Prior to the earlier of:

     a.   the Annuity Commencement Date;
     b.   termination of this Contract upon payment of any Death Benefit; or
     c.   surrender of this Contract;

LNY guarantees that at the end of each Valuation Period an effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the DCA Fixed Account at that time. LNY guarantees that it will credit an effective annual Minimum Guaranteed Interest Rate during all years as shown on the Contract Specifications. LNY may credit interest at effective annual rates in excess of the Minimum Guaranteed Interest Rate at any time.

                                    ARTICLE 5
                                  FIXED ACCOUNT

5.01 ALLOCATION OF PURCHASE PAYMENTS INTO THE FIXED ACCOUNT

Any Purchase Payment paid into this Contract may be allocated to the Fixed Account of the Contract. The Owner may allocate Purchase Payments to the Fixed Account subject to the following limitations:

     a. The minimum amount that may be allocated to the Fixed Account is shown on the Contract Specifications.
     b. If the Owner elects to allocate any Purchase Payment to the Fixed Account and the Fixed Account was not previously selected, the Owner must first provide LNY with Notice of allocation.

5.02 CREDITING OF INTEREST ON FIXED ACCOUNT

Prior to the earlier of:

     a.  the Annuity Commencement Date;

     b.  termination of this Contract upon payment of any Death Benefit; or

     c.  surrender of this Contract;

LNY guarantees that at the end of each Valuation Period an effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the Fixed Account at that time. LNY guarantees that it will credit an effective annual Minimum Guaranteed Interest Rate during all years as shown on the Contract Specifications. LNY may credit interest at effective annual rates in excess of the Minimum Guaranteed Interest Rate at any time.

                                    ARTICLE 6
                      TRANSFERS, WITHDRAWALS AND SURRENDERS

6.01 TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract, the Owner may provide Notice to direct a transfer of a portion of the Contract Value between any available Variable Subaccount and/or any Fixed Account.

Transfers will be subject to the following:

     a.  The Transfer Requirements outlined on the Contract Specifications.

     b. LNY reserves, in its sole opinion, the right to limit or modify transfers that may have an adverse effect on other contract owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by LNY to disadvantage other contract owners.

LNY has the right to waive or modify any of these restrictions.

Upon receipt of Notice to transfer, LNY will process the transfer within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers provision (Article 10) is in effect.

Transfers from a Variable Subaccount will be accomplished at Accumulation Unit values as of the Valuation Date the Notice to transfer is received.

If the DCA program is discontinued by the Owner prior to the end of the selected DCA period, an remaining portion of the Contract Value held in a designated DCA holding account within the DCA Fixed Account will be transferred automatically to the Variable Subaccount(s) the Owner selected under the DCA program.


6.02 WITHDRAWALS

The Owner may, upon Notice to LNY, withdraw a part of the surrender value of this Contract at any time prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract.

Withdrawals will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

A withdrawal will be effective on the Valuation Date that LNY receives Notice to withdraw. The Notice must specify from which Variable Subaccount and/or any Fixed Account the withdrawal will be made. If no allocation is specified, LNY will withdraw the amount requested on a pro-rata basis from each Variable Subaccount and/or any Fixed Account.

Upon receipt of Notice of withdrawal, LNY will pay the amount of any withdrawal within the time period as required by the Securities and Exchange Commission unless the Suspension or Deferral of Payments or Transfers provision (Article
10) is in effect.

Withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the Notice for withdrawal is received.

A partial withdrawal will result in a proportional reduction in any Death Benefit payable under the Contract.


6.03 SURRENDERS

The Owner may, upon Notice to LNY, surrender this Contract for its surrender value at any time prior to the earlier of: the Annuity Commencement Date, or termination of this Contract upon payment of any Death Benefit.

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

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNY receives Notice of surrender.

Surrenders will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

LNY reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to less than $2,000, and Purchase Payments have stopped for a period of three full years. By payment of the Contract Value, LNY shall be relieved of any further obligation under this Contract.

Upon receipt of Notice to surrender, LNY will pay the amount of any surrender within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers provision (Article
10) is in effect.

                                    ARTICLE 7
                                 DEATH BENEFITS

7.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNY will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. If there are no designated Beneficiaries, LNY will pay a Death Benefit to the Owner's estate. Upon the death of the spouse who continues the Contract as the new Owner, LNY will pay a Death Benefit to the designated Beneficiary(s).

If there are two Owners, upon the death of the first Owner, LNY will pay a Death Benefit to the surviving Owner. If the surviving Owner is the spouse of the deceased Owner, then the spouse may elect to continue the Contract as sole Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. Upon the death of the Owner who continues the Contract, LNY will pay a Death Benefit to the designated Beneficiary(s).

If the Annuitant is also an Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of an Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not an Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant.

If an Annuitant who is not an Owner dies and no Contingent Annuitant is named, the youngest Owner immediately becomes the Annuitant and the Contract continues. In lieu of continuing the Contract, the Owner may elect to receive a Death Benefit (in equal shares, if applicable). Written notification of the election to receive the Death Benefit must be received by LNY within 75 days of the death of the Annuitant. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNY and after LNY is in receipt of:

     a.   proof, satisfactory to LNY, of the death;

     b.   written authorization for payment; and

     c.   all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNY.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts

The Death Benefit is equal to the greater of:

     a. the Contract Value on the Valuation Date the Death Benefit is approved by the LNY Servicing Office for payment; or

     b. the sum of all Purchase Payments minus all withdrawals, including any applicable charges and any premium tax incurred

Upon the death of an Owner or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. The excess will only be credited one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. This excess will only be credited one time for each Contract.

If at any time the Owner or Annuitant named on this Contract is changed, except on the death of the prior Owner or Annuitant, the Death Benefit for the new Owner or Annuitant will be the Contract Value as of the Valuation Date the death claim for the new Owner or Annuitant is approved by the LNY Servicing Office for payment.

Other Death Benefit requirements may apply as shown on the Contract Specifications.

Payment of Amounts

The Death Benefit payable on the death of the Owner, or after the death of the first Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

     a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

     b. an election may be made within the one year period after the Owner's date of death for the designated Beneficiary, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, must be elected by the Owner within 75 days of the death of the Annuitant, and will be distributed to the Owner in either form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNY approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within the time period required by the Securities and Exchange Commission following LNY's approval of the death claim, unless the Suspension or Deferral of Payments or Transfers provision (Article 10) is in effect.

The Death Benefit in effect will terminate on the Annuity Commencement Date.


7.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

Upon receipt of due proof of death of the Annuitant, any remaining annuity benefits payable will continue to be distributed under the Annuity Payment Option then in effect.

Upon the death of the Owner, any remaining annuity payments will be made at least as rapidly as the Annuity Payment Option then in effect. Upon the death of the Owner, the rights of ownership granted by the Contract will pass to the surviving Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of a sole Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant or Joint Annuitant survives the Owner, any remaining payments payable will continue to the Owner's estate.

                                    ARTICLE 8

                             ANNUITY PAYMENT OPTIONS

8.01 ANNUITY PAYMENTS

Annuity Payments will commence on the Annuity Payment Date. Payments are made under the Annuity Payment Option selected (see Section 8.02).

8.02 CHOICE OF ANNUITY PAYMENT OPTION

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. The Owner may elect to receive payments under an Annuity Payment Option any time after the 12 month anniversary of the Contract Date but prior to the Maturity Date upon written request. The Maturity Date is set forth on the Contract Specifications. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years.

Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred.

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 7.01, Payment of Amounts, for payment of the Death Benefit to a Beneficiary. A Notice of such selection of a distribution method must be made and approved by LNY. Upon Notice, the Owner may change or revoke, in writing to the LNY Servicing Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 7.01, Payment of Amounts. The Beneficiary then becomes the Annuitant.

A Notice is required to choose an Annuity Payment Option.

8.03 ANNUITY PAYMENT OPTIONS

a. Life Annuity / Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

b. Unit Refund Life Annuity - Variable Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

     1) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;

     2) the number of Annuity Units paid as part of each Variable Annuity Payment multiplied by the number of annuity payments paid prior to death;

         then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

     The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNY, after LNY is in receipt of:

         (a)  due proof of death acceptable to LNY;

           (b)  written authorization for payment; and

           (c)  all claim forms, fully completed.

c. Cash Refund Life Annuity -- Fixed Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

     1) the total dollar amount applied to purchase this option is greater than;

     2) the Fixed Annuity Payment multiplied by the number of annuity benefit payments paid prior to death;

         then a refund payment equal to the dollar amount of (1) minus (2) will be made.

         The refund payment will be paid upon approval by LNY, after LNY is in receipt of:

         (a)  due proof of death acceptable to LNY;

         (b)  written authorization for payment; and

         (c)  all claim forms, fully completed.

      This option is only available to Annuitants under age 91.

d. Joint Life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity payments continue at the same amount for the life of the surviving Annuitant.

e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two thirds of the annuity payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

f.   Other options may be available as agreed upon in writing by LNY.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

At the time Fixed and/or Variable Annuity Payments commence, they will not be less than those that would be provided by a specific amount for any single premium immediate annuity contract offered by LNY at the time to the same class of annuitants. The specific amount is the greater of the surrender value or 95% of the accumulation value.

8.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. If no choice is made, payments will automatically be made monthly.

Article 12 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a Variable Annuity Payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an Individual Mortality Table on file with the New York Superintendent of Insurance, with an assumed interest rate of 3.0%, 4.0% and 5.0% per year. This table is based on a modification of the 1983 `a' Individual Annuity Mortality

Table, projected 21 years to the year 2004 using projection Scale G. The Owner must select one of the assumed interest rates, as shown on the Contract Specifications, for the Variable Annuity Payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

Article 13 of this Contract illustrates the minimum payment amounts and the age adjustments that will be used to determine the monthly payments for a Fixed Annuity Payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an Individual Mortality Table on file with the New York Superintendent of Insurance, with an interest rate of 2.75% per year. This table is based on a modification of the 1983 `Basic' Individual Annuity Mortality Table, projected 21 years to the year 2004 using projection Scale G.

Minimum payment amounts for ages not shown in Articles 12 and 13 can be obtained from LNY's Servicing Office. The minimum payment amounts shown for Joint and Survivor Annuities are for joint ages; that is, for a male and a female both of the same age. Minimum payment amounts for other age and sex combinations on Joint and survivor Annuities are not illustrated in Articles 12 and 13, but are available from LNY's Servicing Office.

Determination of the first Annuity Payment Date is shown on the Contract Specifications.

The Annuity Unit Value, if applicable, and Contract Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

8.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first Variable Annuity Payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Subaccount, the performance of which will determine future Variable Annuity Payments, and

     b.   the entire first Variable Annuity Payment.

Each Variable Annuity Payment after the first payment attributable to a specific Variable Subaccount will be determined by multiplying the Annuity Unit value for the Variable Subaccount for the Valuation Date no more than 14 days before each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Subaccount is determined by dividing the component of the first payment attributable to such Variable Subaccount as described above by the Annuity Unit value for that Variable Subaccount on the Annuity Commencement Date. The total Variable Annuity Payment will be the sum of the payments attributable to each Variable Subaccount. In the absence of transfers between Variable Subaccounts, the number of Annuity Units attributable to each Variable Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount for the immediately preceding Valuation Period. The daily factor is equal to 0.999919020 for a 3.0% assumed interest rate, 0.999892552 for a 4.0% assumed interest rate, and
0.999866337 for a 5.0% assumed interest rate.

The valuation of all assets in the Variable Subaccount will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNL of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner, Annuitant and any Beneficiary.

LNY guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

8.06 TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, if any portion of the annuity payment is a Variable Annuity Payment, the Owner may direct a transfer of assets from one Variable Subaccount to another Variable Subaccount or to a Fixed Annuity Payment by providing Notice to transfer. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a Fixed Annuity Payment to a Variable Annuity Payment.

A transfer from one Variable Subaccount to another Variable Subaccount will result in the purchase of Annuity Units in one Variable Subaccount and the redemption of Annuity Units in the other Variable Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the Notice to transfer is received. The valuation of Annuity Units is described above. A transfer from a Variable Subaccount to a Fixed Annuity Payment will result in the redemption of Annuity Units in that Variable Subaccount and the purchase of a minimum Fixed Annuity Payment based on the tables in Article 13.

8.07 PROOF OF AGE

Payment will be subject to proof of age that LNY will accept, such as a certified copy of a birth certificate.

8.08 MINIMUM ANNUITY PAYMENT REQUIREMENTS

LNY reserves the right to reduce the frequency of payments to an interval which will result in an annuity payment that equals or exceeds the minimum annuity payment amount shown on the Contract Specifications. LNY will pay the Contract Value in a lump sum if the frequency interval is annual and the resulting annuity payment is less than the minimum annuity payment amount shown on the Contract Specifications.

8.09 EVIDENCE OF SURVIVAL

LNY has the right to ask for proof that the Annuitant(s) on whose life (or lives) the payment is based is alive when each payment is due.

8.10 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

                                    ARTICLE 9
                                   BENEFICIARY

9.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary and a contingent Beneficiary.

Prior to the Annuity Commencement Date, if there is a single Owner, the designated Beneficiary will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

Prior to the Annuity Commencement Date, if there are two Owners, upon the death of the first Owner, the surviving Owner will receive the Death Benefit proceeds. The surviving Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Prior to the Annuity Commencement Date, if the surviving spouse of a deceased Owner continues the Contract as the sole Owner, then the designated Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

Prior to the Annuity Commencement Date, if the Annuitant dies and a Death Benefit is paid, the Owner will be treated as the primary designated Beneficiary. Any other primary Beneficiary on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, multiple Beneficiaries are presumed to share equally.

9.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation by providing a Notice to change beneficiary. A change of Beneficiary will revoke any previous designation. When a change of Beneficiary is received by LNY, whether or not the Owner is then alive, it will take effect as of the date the request was sent. For purposes of determining on which date a written change of Beneficiary is sent, the postmark date will be used. Any payment made or action taken or allowed before the change of Beneficiary is received will be without prejudice to LNY.

LNY reserves the right to request the Contract for endorsement of the change.

9.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other primary Beneficiaries named, according to their respective interests. If there are no primary Beneficiaries, the Beneficiaries' interest will pass to a contingent Beneficiary, if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made by Notice to LNY.

                                   ARTICLE 10
                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS

10.01 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM OR WITHIN THE VARIABLE ACCOUNT

LNY reserves the right to suspend or postpone payments for a transfer, withdrawal or surrender for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

10.02 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM ANY FIXED ACCOUNT

LNY reserves the right to defer payment for a withdrawal, surrender or transfer from any Fixed Account for the period permitted by law but for not more than six
(6) months after Notice is received by LNY.

If any payment is deferred by more than 10 working days, interest will be paid as required by New York Insurance Law.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.01 THE CONTRACT

The Contract and any riders attached, together with the application therefore if a copy of such application is attached to the Contract when issued, constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNY has the power, on behalf of LNY, to change, modify, or waive any provisions of this Contract.

All statements made by or under the authority of the Owner for the issuance of the Contract are deemed to be representations and not warranties.

LNY reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law, subject to the prior approval of the New York Superintendent of Insurance.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

11.02 OWNERSHIP

All Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Owner, independently of the other, may exercise any ownership rights in the Contract. The existence of a Joint Owner will not operate to continue the Contract upon the death of the first Owner, unless the Joint Owner is the spouse of the deceased Owner (see Section 7.01, Entitlement).

The Owner may transfer all rights and privileges of ownership. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date. Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of ownership, or a revocation of transfer, must be in writing to the Company at its Servicing Office. When a transfer or revocation has been received, it will take effect as of the effective date specified by the Owner. Any payments made or any action taken or allowed by LNY before the transfer or the revocation is received will be without prejudice to LNY.

11.03 ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is a tax-exempt entity, the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by sending Notice of change to LNY at its Servicing Office; once received by LNY, the change will be effective as of the date the request was sent. For purposes of determining on which date a written change of Annuitant is sent, the postmark date will be used. If the Owner is a non-natural person, the Annuitant may not be changed. The new Annuitant must be under the age of 90 as of the effective date of the change. Change of Annuitant may affect the Death Benefit (refer to Article 7, Death Benefits).

A Contingent Annuitant may be named, or changed upon receipt of Notice by LNY.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

11.04 ASSIGNMENTS

This Contract may be assigned. LNY will not be bound by any assignment unless it is received in writing at LNY's Servicing Office in a form acceptable to LNY. The effective date of the assignment will be the date it is received by LNY. LNY will not be responsible for the validity of any assignment.

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law.

11.05 INCONTESTABILITY

This Contract will not be contested by LNY.

11.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the amount payable under the Contract will be adjusted to be the amount of income which the actual premium paid would have purchased for the correct age and/or sex according to LNY's rates in effect on the Contract Date. Any overpayment by LNY, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by LNY will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

11.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNY.

11.08 OWNERSHIP OF THE ASSETS

LNY will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

11.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Calendar Year, LNY will mail a report to the Owner. The report will be mailed to the last address known to LNY. The report will include a statement of the number of Accumulation Units credited to the Variable Account and the dollar value of such units as well as a statement of the value of any Fixed Account. The report will also include the total account value, the cash surrender value, and Death Benefit. Such other information as may be required by law or regulation will also be included. The information in the report will be as of a date not more than two months prior to the date of mailing the report. The Owner will have 60 days from the date the report or confirmation is received to notify LNY of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

11.10 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value when incurred by LNY or at another time of LNY's choosing.

11.11 MAXIMUM ISSUE AGE

The Owner and the Annuitant (or both Joint Annuitants, if applicable), when named, must be under the age of 90.

Form 30070BNYFA1                   Page 22

11.12 LOANS

Loans are not permitted under this Contract.

11.13 MINIMUM BENEFITS PAYABLE

Any benefits paid under this Contract will not be less than those required by the New York Insurance Law.

Form 30070BNYFA1                 Page 23


                                                   ARTICLE 12
                             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION
                                        WITH A 3.0% ASSUMED INTEREST RATE
                             (on file with the New York Superintendent of Insurance)
-------------------------------------------------------------------------------------------------------------------
                                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                       PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------------------------------------
                                              SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------------------------------------
  Age                 No Period Certain       120 Months Certain       240 Months Certain           Unit Refund
                      Male       Female       Male        Female       Male        Female        Male       Female
-------------------------------------------------------------------------------------------------------------------
  60                 $4.91      $4.42        $4.83       $4.38        $4.52       $4.24        $4.53         $4.21
  61                  5.03       4.51         4.93        4.47         4.59        4.31         4.62          4.29
  62                  5.16       4.61         5.04        4.56         4.66        4.38         4.71          4.36
  63                  5.30       4.72         5.16        4.66         4.72        4.45         4.80          4.45
  64                  5.45       4.83         5.29        4.77         4.79        4.52         4.89          4.53

  65                  5.60       4.95         5.42        4.88         4.85        4.59         5.00          4.62
  66                  5.77       5.08         5.55        4.99         4.91        4.66         5.10          4.72
  67                  5.95       5.22         5.69        5.11         4.97        4.74         5.21          4.82
  68                  6.14       5.37         5.84        5.24         5.03        4.81         5.33          4.92
  69                  6.34       5.53         5.99        5.38         5.09        4.88         5.45          5.03

  70                  6.56       5.70         6.15        5.53         5.14        4.95         5.57          5.15
  71                  6.79       5.88         6.31        5.68         5.19        5.02         5.71          5.27
  72                  7.03       6.08         6.48        5.84         5.24        5.08         5.85          5.40
  73                  7.29       6.30         6.64        6.01         5.28        5.14         5.99          5.54
  74                  7.57       6.53         6.82        6.18         5.31        5.19         6.15          5.68
  75                  7.86       6.78         6.99        6.37         5.35        5.24         6.31          5.83
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                         JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------------------------------------
       Joint and Full to Survivor                                           Joint and Two-Thirds to Survivor
-------------------------------------------------------------------------------------------------------------------
             Certain Period                                                         Certain Period
-------------------------------------------------------------------------------------------------------------------
                                                         Joint
 None              120                240                Age                None               120            240
-------------------------------------------------------------------------------------------------------------------
$4.02             $4.01              $3.99               60                $4.42              $4.38          $4.24
 4.09              4.09               4.06               61                 4.51               4.47           4.31
 4.17              4.16               4.12               62                 4.61               4.56           4.37
 4.25              4.24               4.20               63                 4.72               4.66           4.44
 4.34              4.33               4.27               64                 4.83               4.76           4.52

 4.43              4.42               4.35               65                 4.95               4.87           4.59
 4.53              4.52               4.43               66                 5.08               4.99           4.66
 4.63              4.62               4.51               67                 5.21               5.11           4.73
 4.75              4.73               4.59               68                 5.36               5.23           4.80
 4.87              4.85               4.67               69                 5.51               5.37           4.87

 5.00              4.98               4.75               70                 5.68               5.51           4.94
 5.14              5.11               4.83               71                 5.86               5.66           5.01
 5.28              5.25               4.91               72                 6.05               5.81           5.07
 5.44              5.40               4.99               73                 6.25               5.97           5.13
 5.61              5.56               5.06               74                 6.47               6.14           5.19
 5.80              5.72               5.13               75                 6.71               6.32           5.24
-------------------------------------------------------------------------------------------------------------------

Form 30070BNYFA1
                                    Page 24


                                    A VARIABLE ANNUITY PAYMENT WITH A 4.0% ASSUMED INTEREST RATE
                                       (on file with the New York Superintendent of Insurance)
------------------------------------------------------------------------------------------------------------------------------------
                                           DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                                  PURCHASED WITH EACH $1,000 APPLIED
------------------------------------------------------------------------------------------------------------------------------------
                                                       SINGLE LIFE ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------

            Age                 No Period Certain       120 Months Certain         240 Months Certain             Unit Refund
                                Male       Female       Male           Female      Male           Female      Male          Female
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
            60                 $5.49      $5.00        $5.39          $4.95       $5.07          $4.79       $5.16         $4.82
            61                  5.61       5.09         5.50           5.03        5.13           4.86        5.25          4.89
            62                  5.74       5.19         5.61           5.13        5.19           4.92        5.34          4.97
            63                  5.88       5.29         5.72           5.22        5.25           4.99        5.44          5.05
            64                  6.02       5.40         5.84           5.32        5.32           5.06        5.54          5.14

            65                  6.18       5.52         5.97           5.43        5.38           5.13        5.64          5.23
            66                  6.35       5.65         6.10           5.55        5.44           5.20        5.75          5.33
            67                  6.53       5.79         6.24           5.67        5.49           5.27        5.87          5.43
            68                  6.72       5.93         6.39           5.79        5.55           5.33        5.99          5.54
            69                  6.92       6.09         6.53           5.93        5.60           5.40        6.12          5.66

            70                  7.14       6.26         6.69           6.07        5.65           5.47        6.25          5.78
            71                  7.37       6.45         6.85           6.22        5.70           5.53        6.39          5.91
            72                  7.62       6.65         7.01           6.38        5.74           5.59        6.54          6.04
            73                  7.88       6.86         7.17           6.54        5.78           5.65        6.69          6.19
            74                  8.16       7.10         7.34           6.71        5.81           5.70        6.85          6.34
            75                  8.45       7.35         7.51           6.89        5.85           5.75        7.02          6.50
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                    JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------- ------------------- ----------------------------------------------------
                Joint and Full to Survivor                                                 Joint and Two-Thirds to Survivor
----------------------------------------------------------- ------------------- ----------------------------------------------------
                      Certain Period                                                                Certain Period
----------------------------------------------------------- ------------------- ----------------------------------------------------
                                                                 Joint
        None                120                240                Age                None                120                240
--------------------- ------------------ ------------------ ------------------- ----------------- ------------------- --------------
       $4.58               $4.58              $4.55                60               $4.99               $4.95              $4.79
        4.65                4.65               4.61                61                5.09                5.04               4.86
        4.72                4.72               4.68                62                5.18                5.13               4.92
        4.80                4.80               4.75                63                5.29                5.22               4.99
        4.89                4.88               4.82                64                5.40                5.32               5.06

        4.98                4.97               4.89                65                5.52                5.43               5.12
        5.07                5.07               4.97                66                5.64                5.54               5.19
        5.18                5.17               5.04                67                5.78                5.66               5.26
        5.29                5.28               5.12                68                5.92                5.78               5.33
        5.41                5.39               5.20                69                6.08                5.91               5.39

        5.54                5.51               5.28                70                6.25                6.05               5.46
        5.67                5.64               5.35                71                6.42                6.20               5.52
        5.82                5.78               5.43                72                6.61                6.35               5.58
        5.98                5.93               5.50                73                6.82                6.51               5.64
        6.15                6.08               5.57                74                7.04                6.67               5.69
        6.33                6.25               5.63                75                7.28                6.84               5.74

--------------------- ------------------ ------------------ ------------------ ------------------ ------------------- --------------
Age Adjustment Table
Year of Birth         Adjustment to Age              Year of Birth              Adjustment to Age
--------------        -----------------              -------------              -----------------
Before 1920                +2                        1970-1979                          -4
1920-1929                  +1                        1980-1989                          -5
1930-1939                   0                        1990-1999                          -6
1940-1949                  -1                        2000-2009                          -7
1950-1959                  -2                        2010-2019                          -8
1960-1969                  -3


                      A VARIABLE ANNUITY PAYMENT WITH A 5.0% ASSUMED INTEREST RATE
                         (on file with the New York Superintendent of Insurance)
---------------------------------------------------------------------------------------------------------
                            DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                    PURCHASED WITH EACH $1,000 APPLIED
---------------------------------------------------------------------------------------------------------
                                          SINGLE LIFE ANNUITIES
---------------------------------------------------------------------------------------------------------

 Age           No Period Certain        120 Months Certain      240 Months Certain         Unit Refund
               Male       Female        Male        Female      Male        Female      Male       Female
---------------------------------------------------------------------------------------------------------
 60           $6.10        $5.59       $5.98       $5.54       $5.63       $5.37        $5.79      $5.44
 61            6.21         5.68        6.08        5.62        5.69        5.43         5.88       5.51
 62            6.34         5.78        6.19        5.71        5.75        5.49         5.98       5.59
 63            6.48         5.88        6.30        5.80        5.81        5.56         6.07       5.67
 64            6.62         5.99        6.42        5.90        5.87        5.62         6.18       5.76

 65            6.78         6.11        6.54        6.01        5.92        5.69         6.28       5.85
 66            6.94         6.24        6.67        6.12        5.98        5.75         6.40       5.95
 67            7.12         6.37        6.80        6.23        6.03        5.82         6.52       6.05
 68            7.31         6.52        6.94        6.36        6.08        5.88         6.64       6.16
 69            7.52         6.67                                6.13        5.94         6.77       6.28
                                        7.09        6.49
 70            7.74         6.84        7.24        6.63        6.18        6.01         6.91       6.41
 71            7.97         7.03        7.39        6.77        6.22        6.07         7.06       6.54
 72            8.21         7.23        7.55        6.93        6.26        6.12         7.21       6.68
 73            8.47         7.44        7.71        7.09        6.30        6.17         7.37       6.82
 74            8.75         7.68        7.87        7.26        6.33        6.22         7.54       6.98
 75            9.05         7.93        8.04        7.43        6.36        6.27         7.72       7.15
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                            JOINT AND SURVIVOR ANNUITIES
---------------------------------------------------------------------------------------------------------------------------
         Joint and Full to Survivor                                              Joint and Two-Thirds to Survivor
---------------------------------------------------------------------------------------------------------------------------
              Certain Period                                                              Certain Period
---------------------------------------------------------------------------------------------------------------------------
                                                            Joint
  None                120                240                Age                None              120                 240
---------------------------------------------------------------------------------------------------------------------------
 $5.17               $5.17              $5.14               60                $5.59             $5.54               $5.37
  5.23                5.23               5.20               61                 5.68              5.62                5.43
  5.31                5.30               5.26               62                 5.78              5.71                5.49
  5.38                5.38               5.32               63                 5.88              5.80                5.56
  5.46                5.46               5.39               64                 5.99              5.90                5.62

  5.55                5.54               5.46               65                 6.11              6.00                5.68
  5.65                5.64               5.53               66                 6.23              6.11                5.75
  5.75                5.73               5.60               67                 6.36              6.23                5.81
  5.85                5.84               5.67               68                 6.51              6.35                5.87
  5.97                5.95               5.75               69                 6.66              6.48                5.94

  6.09                6.07               5.82               70                 6.83              6.61                6.00
  6.23                6.20               5.90               71                 7.00              6.75                6.06
  6.37                6.33               5.97               72                 7.19              6.90                6.11
  6.53                6.47               6.03               73                 7.40              7.06                6.17
  6.69                6.63               6.10               74                 7.62              7.22                6.22
  6.87                6.79               6.16               75                 7.85              7.38                6.26
---------------------------------------------------------------------------------------------------------------------------

 Age Adjustment Table
Year of Birth         Adjustment to Age              Year of Birth              Adjustment to Age
--------------        -----------------              -------------              -----------------
Before 1920                +2                        1970-1979                         -4
1920-1929                  +1                        1980-1989                         -5
1930-1939                   0                        1990-1999                         -6
1940-1949                  -1                        2000-2009                         -7
1950-1959                  -2                        2010-2019                         -8
1960-1969                  -3



Form 30070BNYFA1                     Page 26

                                   ARTICLE 13
              ANNUITY PURCHASE RATES UNDER A FIXED ANNUITY PAYMENT
                           WITH A 2.75% INTEREST RATE
             (on file with the New York Superintendent of Insurance)

-------------------------------------------------------------------------------------------------
                          DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------------------
                                      SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------------------

              No Period Certain    120 Months Certain    240 Months Certain       Cash Refund
    Age        Male     Female      Male      Female      Male      Female       Male      Female
-----------   ------------------   ------------------    ------------------     -----------------
    60        $4.91     $4.37      $4.81      $4.33      $4.47      $4.17       $4.47      $4.13
    61         5.03      4.47       4.92       4.42       4.53       4.24        4.56       4.21
    62         5.17      4.58       5.04       4.52       4.60       4.31        4.65       4.29
    63         5.32      4.69       5.16       4.62       4.67       4.38        4.75       4.38
    64         5.48      4.81       5.30       4.73       4.73       4.46        4.85       4.46

    65         5.64      4.94       5.43       4.85       4.80       4.53        4.95       4.56
    66         5.82      5.08       5.58       4.97       4.86       4.61        5.06       4.66
    67         6.01      5.22       5.72       5.10       4.92       4.68        5.18       4.76
    68         6.22      5.38       5.88       5.24       4.97       4.75        5.30       4.87
    69         6.44      5.55       6.04       5.39       5.03       4.82        5.43       4.98

    70         6.68      5.73       6.20       5.54       5.08       4.89        5.56       5.11
    71         6.92      5.93       6.37       5.70       5.12       4.95        5.70       5.23
    72         7.18      6.14       6.54       5.87       5.16       5.02        5.84       5.37
    73         7.47      6.38       6.72       6.04       5.20       5.07        6.00       5.51
    74         7.77      6.63       6.90       6.23       5.23       5.12        6.16       5.66
    75         8.09      6.90       7.08       6.42       5.26       5.17        6.32       5.82
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                               JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------------------------------
     Joint and Full to Survivor                            Joint and Two-Thirds to Survivor
------------------------------------------------------------------------------------------------
          Certain Period                                            Certain Period
------------------------------------------------------------------------------------------------
                                             Joint
    None         120            240           Age           None          120           240
   -----        -----          -----         -----         -----         -----         -----
   $3.96        $3.95          $3.92           60          $4.38         $4.34         $4.18
    4.03         4.03           3.99           61           4.48          4.43          4.24
    4.12         4.11           4.07           62           4.58          4.53          4.32
    4.21         4.20           4.14           63           4.69          4.63          4.39
    4.30         4.29           4.22           64           4.81          4.74          4.46

    4.40         4.39           4.30           65           4.94          4.86          4.53
    4.51         4.50           4.38           66           5.08          4.98          4.61
    4.62         4.61           4.46           67           5.22          5.11          4.68
    4.74         4.73           4.55           68           5.38          5.24          4.75
    4.87         4.85           4.63           69           5.55          5.38          4.82

    5.01         4.99           4.71           70           5.73          5.53          4.89
    5.16         5.13           4.79           71           5.92          5.69          4.95
    5.32         5.28           4.87           72           6.12          5.85          5.01
    5.49         5.44           4.94           73           6.34          6.02          5.07
    5.68         5.61           5.01           74           6.58          6.20          5.12
    5.88         5.78           5.07           75           6.84          6.38          5.17

------------------------------------------------------------------------------------------------

Age Adjustment Table
Year of Birth         Adjustment to Age              Year of Birth              Adjustment to Age
--------------        -----------------              -------------              -----------------
Before 1920                +2                          1970-1979                       -4
1920-1929                  +1                          1980-1989                       -5
1930-1939                   0                          1990-1999                       -6
1940-1949                  -1                          2000-2009                       -7
1950-1959                  -2                          2010-2019                       -8
1960-1969                  -3


Form 30070BNYFA1                     Page 27

                                   ARTICLE 14
                               ADDITIONAL SERVICES

There are three additional programs available under this Contract: Automatic Withdrawal Service (AWS); Cross-Reinvestment; and Portfolio Rebalancing. In order to take advantage of one of these programs, the appropriate election form must be completed and sent to LNY at the Servicing Office. These programs are described below. Only one of these programs may be in effect at a time. None of these programs can be in effect if a DCA (see Section 2.03) is in effect.


AUTOMATIC WITHDRAWAL SERVICE

The Automatic Withdrawal Service (AWS) provides for an automatic periodic withdrawal of Contract Value. This service may be elected at any time prior to the Annuity Commencement Date. The AWS program may be cancelled or changed by the Owner at any time by sending a written request to the Service Office.


CROSS-REINVESTMENT

Cross-Reinvestment allows the Owner to automatically transfer amounts in a designated Variable Subaccount that exceed a baseline amount to another specific Variable Subaccount at specific intervals. This program may be elected at any time prior to the Annuity Commencement Date.

The Owner designates the holding account, the receiving account(s) and the baseline amount. Cross-Reinvestment will continue until we receive written authorization to terminate the program.

A transfer under the Cross-Reinvestment program is not considered a transfer for purposes of limiting the number of transfers that may be made in a Contract Year.


PORTFOLIO REBALANCING

Portfolio Rebalancing is an option that restores to a predetermined level the percentage of Contract Value allocated to each Variable Subaccount. The rebalancing may take place monthly, quarterly, semi-annually, or annually. The Portfolio Rebalancing program is available prior to the Annuity Commencement Date.

The predetermined level will be the allocation initially selected when the Contract was purchased, unless subsequently changed. The allocation may be changed at any time by submitting a written request to LNY at its Servicing Office. If the Portfolio Rebalancing program is selected, all Purchase Payments allocated to the Variable Subaccounts must be subject to rebalancing.

Once the Portfolio Rebalancing program is activated, any Variable Subaccount transfer executed outside of the Portfolio Rebalancing program will terminate the program. Any subsequent Purchase Payment or withdrawal that modifies the account balance within each Variable Subaccount may also cause termination of the Portfolio Rebalancing program. Any such termination will be confirmed to the Owner. The Owner may terminate the Portfolio Rebalancing program, or re-enroll, at any time by submitting a written request to LNY at the Servicing Office.


Form 30070BNYFA1                   Page 28

                                   ARTICLE 15
                          GUARANTEED ACCUMULATED VALUES
                              AND SURRENDER VALUES
                             FOR FIXED ALLOCATIONS*

  -------------------------------------------------------------------
                           $1,000 Annual Contribution
  -------------------------------------------------------------------
                      Guaranteed                  Guaranteed
    End of           Accumulated                  Surrender
     Year               Value                       Value
  ----------         -----------                 -----------
       1             $ 1,030.00                  $   970.00
       2               2,090.90                    1,980.90
       3               3,183.63                    3,033.63
       4               4,309.14                    4,129.14
       5               5,468.41                    5,288.41

       6               6,662.46                    6,482.46
       7               7,892.34                    7,712.34
       8               9,163.73                    8,983.73
       9              10,477.90                   10,297.90
      10              11,835.55                   11,655.55

      11              13,238.13                   13,058.13
      12              14,687.13                   14,507.13
      13              16,184.08                   16,004.08
      14              17,730.57                   17,550.57
      15              19,328.24                   19,148.24

      16              20,978.78                   20,798.78
      17              22,683.94                   22,503.94
      18              24,445.54                   24,265.54
      19              26,265.43                   26,085.43
      20              28,145.54                   27,965.54
--------------------------------------------------------------------
* Guaranteed Values are based on the guaranteed interest rate of 3.0%. These values do not provide for premium tax, if any.

                                     ANNUITY
                                    CONTRACT

         Individual Flexible Purchase Payment Deferred Variable Annuity
                 and/or Interest Adjusted Fixed Annuity Contract
                          With Annuity Payment Options

                                Nonparticipating

                      If you have any questions concerning
                              this Contract, please
                       contact your LNY representative or
                          the Servicing Office of LNY.

                             LINCOLN LIFE & ANNUITY
                               COMPANY OF NEW YORK

                                  Home Office:
                               120 Madison Street
                                   Suite 1860
                            Syracuse, New York 13202

                                Servicing Office:
                            1300 South Clinton Street
                                 P. O. Box 2348
                         Fort Wayne, Indiana 46801-7866

                                  800-942-5500